As filed with the Securities and Exchange Commission on January 12, 2006

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

20-3353835
(I.R.S. Employer Identification No.)

207 Piaget Avenue Clifton, NJ 07011
(Address of Principal Executive Offices)

Smart Energy Solutions, Inc. 2005 Stock Incentive Plan; Written Compensation Agreements with Consultants
(Full Title of the Plan)

Ed Braniff, Chief Financial Officer Smart Energy Solutions, Inc. 207 Piaget Avenue Clifton, NJ 07011
(Name and Address of Agent for Service)

(973) 340-6000
(Telephone number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the
Registration Statement becomes effective.

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Proposed Amount To Be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	360,000*	$0.81**	$291,600	$31.20
Common Stock, par value $.001 per share	1,000,000***	$0.81****	$810,000	$86.67
Total			$1,101,600	$117.87

*
Represents shares issued to consultants pursuant to written compensation agreements as follows: 40,000 shares to Tamir Levinas and 55,000 shares to each of Shiri Levinas, Amir Uziel, Yoram Drucker, Lavi Krasney and David Lubin.

**	Computed in accordance with Rule 457(c).
***	Represents shares issuable pursuant to the 2005 Stock Incentive Plan.
****	Computed on the basis of the average of the bid and asked prices on January 10, 2006 in accordance with Rule 457(h)(1).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

The information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b) under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The prospectus being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of S-3, and may be used for reofferings of 360,000 shares of Smart Energy Solutions, Inc. common stock previously issued to the persons named in the prospectus pursuant to written compensation agreements with such persons.

Prospectus

SMART ENERGY SOLUTIONS, INC.

360,000 Shares of Common Stock

This Prospectus relates to up to 360,000 shares (the “Shares”) of common stock, $0.001 par value per share, of Smart Energy Solutions, Inc., a Nevada corporation (the “Company”) which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired such Shares pursuant to stock grants pursuant to written compensation agreements entered into with the Company.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

Our Common Stock is quoted on the Over-the-Counter Bulletin Board. On January 10, 2006, the bid and asked prices of our Common Stock were $0.65 and $0.96 per share, respectively.

See “Risk Factors” on page 3 hereof for a discussion of certain factors that should be carefully considered by prospective purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 11, 2006.

You should rely only on the information included in or incorporated by reference into this Prospectus or information we have referred to in this Prospectus. We have not authorized anyone to provide you with information that is different. This Prospectus may only be used where it is legal to sell these securities. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this Prospectus is accurate on the date of this Prospectus and may become obsolete later. Neither the delivery of this Prospectus, nor any sale made under this Prospectus will, under any circumstances, imply that the information in this Prospectus is correct as of any date after the date of this Prospectus. References to “the Company,” “we” or “us” refer to Smart Energy Solutions, Inc.

References to "the Company," "we" or "us" refer to Smart Energy Solutions, Inc.

RISK FACTORS

Prospective purchasers of the Common Stock should consider carefully the following risk factors relating to the business of the Company, together with the information and financial data set forth elsewhere in this Prospectus or incorporated herein by reference, prior to making an investment decision. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as “anticipate,” “estimate,” “project,” “management believes,” “we believe” and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Certain of these risks are described below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

Risks Related to Our Business

We are an early stage company. Our limited operating history makes it difficult to evaluate our future prospects.

We have only recently begun offering our product, as we have entered into the majority of our contracts and significant relationships only within the last several months. Our extremely limited operating history makes it difficult to evaluate our future prospects. Our prospects are subject to risks and uncertainties frequently encountered by start-up companies. Many of these risks are unknown, but include the lack of widespread acceptance of our product, problems with production and distribution and managing our growth. Our failure to identify the challenges and risks in the after-market automotive market and successfully address these risks would harm our business.

We have a going concern opinion from our auditors, indicating the possibility that we may be able to continue to operate.

For the three months ended September 30, 2005, we have incurred net losses of $609,434. Furthermore, we anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has beenmade in the accompanying financial statements to the amounts and classificationof assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

We have a history of losses and anticipate continued losses, and we may be unable to achieve profitability.

We have never been profitable as a public company and expect to continue to incur operating losses on both a quarterly and annual basis for at least the end of the fiscal year ending December 31, 2005. We may be unable to achieve profitability in the future. As of September 30, 2005, we had a stockholders’ accumulated deficit of $1,203,536. We expect to continue to make significant expenditures for sales and marketing, and development and general and administrative functions. As a result, we will need to generate significant revenues to achieve profitability. We cannot assure you that revenues will grow in the future or that we will achieve sufficient revenues for profitability. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, our business would be severely harmed.

The revenue and profit potential of our business model is unproven. Our success is dependent on our ability to expand our distribution network.

Our business model is to generate revenues from sales of Battery Brain to major distribution channels. We believe that our product is unique and our business model is new; our ability to generate revenue or profits is unproven. There is little or no evidence to date that our potential customers will drive the level of demand required for us to become profitable. Our success is also dependent on our ability to develop and then expand our base through international distributors. We cannot assure you that we will be successful in doing this.

We depend on sales and marketing strategic relationships for growth. These relationships may not contribute to increased use of our product, help us add new retail outlets, or achieve any revenue. We may not be able to enter into new or maintain our existing relationships. We plan to continue to establish sales and marketing strategic relationships with large organizations as part of our growth strategy. These arrangements may not generate any new retail outlets or revenue. We may not be able to enter into new relationships or renew existing relationships on favorable terms, if at all. We may not be able to recover our costs and expenses associated with these efforts which could severely harm our business.

We may not have access to all the supplies and materials that we need to deliver our product on a timely basis which could adversely impact our revenues.

It is possible that notwithstanding the relationship between our supplier in China and our company, our supplier may not be able to fulfill its contractual obligation to us. Delays or technical problems with the product may cause our customers to cease ordering our product. We have not yet located or negotiated with any other supplier of products and materials for the Battery Brain.

Our quarterly results are subject to significant fluctuations.

We expect that our quarterly operating results will fluctuate significantly due to many factors, many of which are outside our control, including:

•	demand for and market acceptance of our products and services;	•	intense and increased competition;

•	inconsistent growth, if any, from our distributor base;	•	introductions of new services or enhancements, or changes in pricing policies, by us and our competitors;

•	loss of key customers or strategic partners;	•	our ability to control costs; and

•	variations in the dollar volume of transactions effected through our distribution network;	•	interruption of our manufacturing facilities in China

We believe that quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of results of operations are not necessarily meaningful and that, as a result, such comparisons should not be relied upon as indications of future performance.

We depend upon our key personnel and they would be difficult to replace.

We believe that our success will depend on the continued employment of our senior management team and key sales and technical personnel. If one or more members of our senior management team were unable or unwilling to continue in their present positions, our business would suffer.

We plan to expand our employee base to manage our anticipated growth. Most importantly, we plan to hire additional members of senior management. Competition for personnel, particularly for senior management personnel and employees with technical and sales expertise, is intense. The success of our business is dependent upon hiring and retaining suitable personnel.

If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers and business partners to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our services or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology.

Our management will have broad discretion over the use of the net proceeds raised from our private placements. Failure to use the net proceeds in an effective and beneficial manner could impede our ability to expand our sales and marketing activities and make strategic investments.

We have no current specific plans for the use of the net proceeds from our ongoing private placements. We intend generally to use the net proceeds from such private placements for general corporate purposes, including working capital. We have not yet determined the actual expected expenditures and thus cannot estimate the amounts to be used for each specified purpose. The actual amounts and timing of these expenditures will vary significantly depending on a number of factors, including, but not limited to, the amount of cash generated by our operations and the market response to the introduction of any new service offerings. Depending on future developments and circumstances, we may use some of the proceeds for uses other than those described above. Our management will therefore have significant flexibility in applying the net proceeds of this investment. Our success and growth depends on the beneficial use of the net proceeds. If management does not utilize the funds generated from our private placements effectively, investors in our company could lose their entire investment.

Risks Related to Ownership of our Common Stock

Our certificate of incorporation authorizes the issuance of shares of blank check preferred stock.

Our certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our Common Stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and NASD’s sales practice requirements. , which may limit a stockholders’ ability to buy and sell our stock.

The limited trading market for our shares of Common Stock is further subject to the regulations applicable to Penny Stocks. The regulations of the SEC promulgated under the Securities Exchange Act of 1934 require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

The market price for our Common Stock is volatile.

The market price for our Common Stock is highly volatile. We believe that a variety of factors, including announcements by us or our competitors, lack of market acceptance, quarterly variations in financial results, trading volume, general market trends and other factors, could cause the market price of our Common Stock to fluctuate substantially. Additionally, due to our limited operating history and limited trading performance, the market price is volatile.

We may issue a substantial amount of our Common Stock in connection with future acquisitions, and the sale of those shares could adversely affect our stock price.

If we were to locate a suitable acquisition candidate, we anticipate issuing additional shares of Common Stock as consideration for such acquisitions. To the extent that we are able to grow through acquisitions and issue shares of our Common Stock as consideration, the number of outstanding shares of Common Stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our Common Stock in connection with these acquisitions may be more likely to sell large quantities of their Common Stock that may influence the price of our Common Stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our Common Stock and result in a lower price than would otherwise be obtained.

Our stock price may be adversely affected when additional shares are sold or issued.

If our stockholders sell substantial amounts of our Common Stock in the public market, the market price of our Common Stock could fall. These sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate and may require us to issue greater amounts of our Common Stock to finance future acquisitions. Additional shares sold to finance acquisitions may dilute our earnings per share if the new operations' earnings are disappointing. In addition, we are presently authorized to issue up to 500,000,000 shares of common stock without further stockholder approval. Presently, there are 61,911,272 shares issued and outstanding, and warrants to issue up to 27,212,000 shares. Accordingly, we can issue, at anytime(s), up to an additional 411,876,728 shares of common stock, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking information. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management of the Company and other matters. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Prospectus or may be incorporated by reference from other documents filed with the Securities and Exchange Commission by the Company. You can find many of these statements by looking for words including, for example, “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this Prospectus or in documents incorporated by reference in this Prospectus. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

The Company has based the forward-looking statements relating to the Company's operations on management's current expectations, estimates and projections about the Company and the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company's actual results may differ materially from those contemplated by these forward-looking statements. Any differences could result from a variety of factors, including, but not limited to the following:

o	the Company's ability to manufacture, market, and price the Battery Brain product;

o	the Company's ability to hire and maintain the personnel necessary to run the operations of the Company;

o	the level of consumer spending for the Company's product;

o	the success of the Company's marketing and promotion programs in obtaining market acceptance for its product;

o	market conditions affecting the prices of the Company's product; and

o	responsiveness of both the trade and consumers to the Company's new product and marketing and promotion programs.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, allows us to “incorporate by reference” the documents we file with it, which means that we can disclose important business, financial and other information to you in this Prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this Prospectus, except for any information deemed furnished, superseded by information contained in this Prospectus or filed later by us with the Commission. This Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, which documents contain important information about Smart Energy Solutions and our Common Stock:

All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to termination of the offering are incorporated by reference in this Prospectus and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

This Prospectus incorporates herein by reference important business and financial information about us that is not included in or delivered with this Prospectus. This information is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at Smart Energy Solutions, Inc., 207 Piaget Avenue, Clifton, New Jersey 07011, attention: Secretary, or call (973) 340-6000.

You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus or any Prospectus supplement is accurate as of any date other than the date on the front page of those documents.

COMPANY OVERVIEW

The Company was formed in 1999 as a Utah corporation. Until November, 2004, the Company had been involved in various activities, including the development and marketing of various internet and internet related products and services, investment in trust deed notes secured by real property, and providing of concrete cutting and finishing services to persons seeking to comply with certain provisions of the American Disability Act of 1991 that require the removal of “trips hazards” from public sidewalks and ramps.

In November, 2004, a majority of the Company's common stock was purchased by Amir Uziel and six other non-affiliated individuals, and the Company's then directors and officers resigned and were replaced by Mr. Uziel. Subsequent to such change in control, the Company ceased all business operations. Instead, the Company focused on purchasing from Purisys, Inc. (“Purisys”), a New Jersey corporation, the assets related to a product known as the Battery Brain, including, without limitation, the intellectual property, goodwill, and certain of the equipment relating to the Battery Brain (the “Battery Brain Assets”), so that the Company could engage in the manufacturing, distribution, and sale of the Battery Brain. Such purchase was completed on March 23, 2005.

The Battery Brain is a device that is attached to a motor vehicle battery for the purpose of protecting the vehicle from battery failure and theft. It is a small, box-shaped device, whose size and weight is comparable to that of a cellular phone. It attaches to the battery of a motor vehicle and performs two principal functions for the motor vehicle: prevention of battery failure and protection from theft. If the Battery Brain is attached to a car battery, and the car's operator leaves the lights on while the car is turned off, the Battery Brain will prevent the battery from failing, so that the car can be started again without having to recharge such battery. It works by preventing a battery from becoming drained below the level necessary for the battery to function. The Battery Brain is able to detect when the battery has reached such point and, upon such detection, it automatically disconnects the power from the battery so that the battery will not be drained any further. In addition, the Battery Brain protects the vehicle from being stolen by stopping the battery from powering the engine while the car is turned off, thereby preventing a potential thief from “hot wiring” the engine, a procedure commonly used by thieves to turn on the vehicle's engine without an engine key. The Battery Brain can be used on all types of motor vehicles, from passenger cars to light trucks to heavy trucks, buses, tractors, RVs, motorcycles, boats, handicap vehicles or any other motor vehicles that rely on batteries.

USE OF PROCEEDS

The shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling stockholders. Accordingly, we will not realize any proceeds from the sale of the shares. All expenses of the registration of the shares will be paid for by Smart Energy Solutions. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

The following table sets forth the name and relationship to Smart Energy Solutions and its affiliates (within the past three years) of each selling stockholder, the number of shares of common stock which each selling stockholder (1) owned of record before the offering; (2) may acquire pursuant to the exercise of a previously granted option or options which hereafter may be granted under the Plan, all of which shares may be sold pursuant to this prospectus; and (3) the amount of common stock to be owned by each selling stockholder and (if one percent or more) the percentage of the class to be owned by such stockholder assuming the grant of the maximum number of shares issuable under the Plan, the exercise of all options granted under the Plan, and the sale of all shares acquired upon exercise of such options.

The information contained in this table reflects “beneficial” ownership of common stock within the meaning of Rule 13d-3 under the Exchange Act. As of January 10, 2006, the Company had 61,911,272 shares of common stock outstanding. Beneficial ownership information reflected in the table includes shares issuable upon the exercise of outstanding options/warrants issued by the Company at their initial exercise prices.

Name and Relationship to the Company Within the Past Three Years	Amount of Common Stock Beneficially Owned as of January 10, 2006	Amount Offered Hereby	Amount of Common Stock and Percentage of Class Owned After the Offering
Amir Uziel (1)	1,769,250 (2)	(3) 60,000	1,709,250 / 2.76%
Tamir Levinas(4)	2,088,750 (5)	(6) 60,000	2,028,750 / 3.28%
Lavi Krasny(7)	1,748,888	60,000	1,688,888 /2.82%
Yoram Drucker (8)	1,493,888	60,000	1,488,888 / 2.4%
David Lubin (9)	560,000	60,000	500,000 / less than 1%
Shiri Levinas (10)	60,000	60,000	0 / 0

(1)
Amir Uziel, a director of the Company and until April 2005 its President and Chief Executive Officer, purchased 180,500 shares of common stock from certain selling shareholders and in December 2004 purchased 1,500,000 shares from the Company in a private placement at a per share purchase price of $0.005. Also includes 60,000 shares issued to Mr. Uziel pursuant to a Consulting Agreement dated July 1, 2005, as well as 28,750 shares representing the first vesting installment of the option referred to in note 2 below.

(2)
Pursuant to the Letter Agreement dated July 29, 2005, as a director Mr. Uziel is entitled to an aggregate of 345,000 common stock options which vest quarterly over a three year period, commencing October 29, 2005, so that 28,750 options vest every three months thereafter. The exercise price is $0.15 per share. All the common stock options will vest automatically upon a change in control.

(3)	The shares offered by this Prospectus are the shares Mr. Uziel received pursuant to the Consulting Agreement referred to in note 1 above.
(4)	Tamir Levinas has been a director of the Company since March 2005.
(5)
Pursuant to the Letter Agreement dated July 29, 2005, as a director Mr. Levinas is entitled to an aggregate of 345,000 common stock options which vest quarterly over a three year period, commencing October 29, 2005, so that 28,750 options vest ever three months thereafter. The exercise price is $0.15 per share. All the common stock options will vest automatically upon a change in control.

(6)	The shares offered by this Prospectus are the shares Mr. Levinas received pursuant to a Consulting Agreement.
(7)	Mr. Krasny, a non-affiliated consultant to the Company, received 60,000 shares pursuant to a Consulting Agreement dated July 1, 2005.
(8)	Mr. Drucker, a non-affiliated consultant to the Company, received 60,000 shares pursuant to a Consulting Agreement dated July 1, 2005.
(9)	Mr. Lubin, a non-affiliated consultant to the Company, received these shares in consideration for his legal services to the Company.
(10)	Ms. Levinas, the sister of Tamir Levinas received 60,000 shares pursuant to a Consulting Agreement dated April 22, 2005.

Tamir Levinas and Shiri Levinas are the children of Mr. Aharon Levinas, the Chief Technology Officer and a director of the Company.

All of the above mentioned Consulting Agreements have been terminated effective December 8, 2005.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation. We are authorized to issue up to 500,000,000 shares of common stock, par value $.001 per share. As of January 10, 2006, there were 61,911,272 shares of common stock issued and outstanding. We are authorized to issue up to 1,000,000 shares of preferred stock, par value $.001. We have no shares of preferred stock issued.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available. In the event of a liquidation, dissolution or winding-up of us, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and nonassessable.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “selling stockholder” means and includes: (1) the persons identified in the tables above as the Selling Stockholders; and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling stockholders may be effected: in one or more transactions that may take place on the Over the Counter Bulletin Board (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Bulletin Board; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

The selling stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the selling stockholders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the Commission's Public Reference Room.

Our Common Stock is quoted on Over the Counter Bulletin Board under the symbol “SMGY.”

With respect to our Common Stock, this Prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this Prospectus is a part. For further information with respect to us and our Common Stock, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

You should rely on the information contained in this Prospectus and in the registration statement as well as other information you deem relevant. We have not authorized anyone to provide you with information different from that contained in this Prospectus. This Prospectus is an offer to sell, or a solicitation of offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale or exchange of securities, however, we have a duty to update that information while this Prospectus is in use by you where, among other things, any facts or circumstances arise which, individually or in the aggregate, represent a fundamental change in the information contained in this Prospectus or any material information with respect to the plan of distribution was not previously disclosed in the Prospectus or there is any material change to such information in the Prospectus. This Prospectus does not offer to sell or solicit any offer to buy any securities other than our Common Stock to which it relates, nor does it offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

EXPERTS

The audited financial statements for our company as of the year ended December 31, 2004, incorporated by reference in this prospectus are reliant on the reports of Squire & Company, PC, independent registered public accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THECOMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Smart Energy Solutions, Inc. (the “Company”) hereby states that (i) the documents listed in (a) through (e) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(a)    The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on April 11, 2005, as amended by Form 10-KSB/A filed with the Securities and Exchange Commission on August 12, 2005.

(b)    The Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 22, 2005.

(c)    The Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2005.

(d)    The Company's Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on May 23, 2005, as amended by Form 10-QSB filed with the Securities and Exchange Commission on August 11, 2005.

(e)    The Company’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on June 30, 2005.

(f)    The Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 1, 2005.

(g)    The Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 20, 2005.

(h)    The Company’s Proxy Statement filed with the Securities and Exchange Commission on July 29, 2005.

(i)    The Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 2, 2005.

(j)    The Company's Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on August 4, 2005.

(k)    The Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 1, 2005.

(l)    The Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 2005.

(m)    The Company’s Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on November 14, 2005.

(n)    The description of the Common Stock contained in the Company's Registration Statement on Form 10-SB (no. 000-26027) filed May 11, 1999, and the description contained in the Company’s Proxy Statement filed on July 29, 2005.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Pursuant to Article VII, Section 5 of the Company’s Bylaws require indemnification of the Company’s directors and officers to the fullest extent permitted under applicable law as from time to time in affect, with respect to expenses, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Company. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of such proceeding, consistent with applicable law from time to time in effect; provided, however, that if the Nevada law requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay the Company if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for losses, liability or expenses incurred in connection with proceedings brought against such persons otherwise than in the capacities in which they serve.

Under Nevada law the Company may, although it has no present intention to do so, by action of the Board, provide the same indemnification to its employees, agents, attorneys and representatives as it provides to its directors and officers. The Articles provide that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise.

Nevada law authorizes, and the Company’s Articles authorize the Company to purchase and maintain indemnity insurance, if it so chooses to guard against future expense. Nevada law also provides for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Articles provide that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nevada law also provides that to the extent any director or officer who is, by reason of such a position, a witness in any proceeding, he or she shall be indemnified for all reasonable expenses incurred in connection therewith.

Item 7. Exemption from Registration Claimed.

The 615,000 shares of Common Stock to be reoffered or resold pursuant to this Registration Statement are deemed “restricted securities”. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of these shares. The shares were issued to a limited number of persons, each of whom was believed to be an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and the offer and sale did not involve a general solicitation.

Item 8. Exhibits.

3.1	Smart Energy Solutions, Inc.'s Articles of Incorporation (1)
3.2	Smart Energy Solutions, Inc.'s Bylaws (1)
4.1	Smart Energy Solutions, Inc. 2005 Stock Incentive Plan
5.1	Opinion of Eilenberg & Krause LLP
23.1	Consent of Eilenberg & Krause, LLP (included in Exhibit 5.1)
23.2	Consent of Squire & Company, PC

(1)	Incorporated by reference to the Company's Proxy Statement on Schedule 14A, filed with the SEC on July 29, 2005.

Item 9. Undertakings.

The undersigned Company hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)    That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clifton, New Jersey, on January 11, 2006.

SMART ENERGY SOLUTIONS, INC.

By:   /s/ Pete Mateja

Name:   Pete Mateja
Title:     Chief Executive Officer (principal  executive officer)

By:   /s/ Edward Braniff

Name:   Edward Braniff
Title:     Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pete Mateja and/or Edward Braniff his true and lawful attorney-in-fact and agent with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph Bahat	Director	January 11 , 2006
Joseph Bahat

Director
Jacob Enoch

/s/ Amir Uziel	Director	January 11, 2006
Amir Uziel

/s/ Tamir Levinas	Director	January 11, 2006
Tamir Levinas

/s/ Aharon Levinas	Director	January 11, 2006
Aharon Levinas